UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016 (May 11, 2016)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders
At the annual meeting of the Trust’s shareholders of Ramco-Gershenson Properties Trust on May 11, 2016 shareholders: (1) elected the nine trustee nominees to serve until the annual meeting of shareholders in 2017; (2) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016; and (3) approved, on an advisory basis, the compensation of our named executive officers. Approximately 92% of our outstanding shares, exclusive of broker non-votes, were cast. The results of the voting are shown below.

Proposal 1 – Election of Trustees

Nominees	Votes For	Votes Against	Broker Non-Votes
Stephen R. Blank	70,178,556	2,382,096	2,734,814
Alice M. Connell	72,071,008	489,644	2,734,814
Dennis Gershenson	72,017,957	542,695	2,734,814
Arthur Goldberg	70,187,224	2,373,428	2,734,814
David J. Nettina	72,052,687	507,965	2,734,814
Joel M. Pashcow	70,165,344	2,395,308	2,734,814
Mark K. Rosenfeld	70,158,576	2,402,076	2,734,814
Laurie M. Shanon	72,070,370	490,282	2,734,814
Michael A. Ward	72,033,538	527,114	2,734,814

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
74,768,889	511,561	15,016

Proposal 3 – Approval (on an advisory basis) of the Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,718,154	2,488,810	353,688	2,734,814

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	May 12, 2016	By:	/s/ GEOFFREY BEDROSIAN
Geoffrey Bedrosian
Executive Vice President, Chief Financial Officer and Secretary